CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tanke Biosciences Corporation

We hereby consent to the use, in the registration statement on Form S-1/A dated August 9, 2012 of the audited financial statements of Tanke Biosciences Corporation for the year ended December 31, 2010 and the results of its operations and its cash flows for the year then ended, stated in our report dated May 12, 2011, except as to note 2(a), which is as of April 16, 2012.

Yours truly,

____________________________________________
PARKER RANDALL CF (H.K.) CPA LIMITED
Certified Public Accountants,
Hong Kong

August 9, 2012